Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS SECOND QUARTER 2011 RESULTS

•	New funded loan volume of $250 million drove net loan growth of $53 million

•	Adjusted net income was $3.7 million, or $0.07 per diluted share

•	GAAP net income was $3.4 million, or $0.06 per diluted share

•	Net interest margin increased to 4.28% powered by improving loan yields

•	Credit profile improved as credit costs moderated and NPAs declined 14%

•	Continued to execute balance sheet initiatives, adding funding capacity and refinancing legacy commercial mortgage portfolio

•	Book value per share increased $0.11 to $11.15

Boston, August 3, 2011 – NewStar Financial, Inc. (NASDAQ: NEWS), a specialized commercial finance company, today reported adjusted net income for the second quarter of 2011 of $3.7 million, or $0.07 per diluted share. On a GAAP basis, the Company reported net income of $3.4 million, or $0.06 per diluted share, which reflected $0.2 million after-tax non-cash equity compensation expense related to the 2006 IPO.

“Adjusted net income (loss)” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 5. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“New funded loan volume was $250 million in the quarter, which was our best performance since 2007 and puts us on pace to reach $1 billion for the full year. Our net interest margin also improved as spreads on new loans were accretive to our overall portfolio yield and we reduced non-accruing assets by 14%,” said Tim Conway, Chairman and Chief Executive Officer. “Book value per share increased by another $0.11 to $11.15 as our financial results also continued to improve. Although credit costs remained somewhat elevated in the quarter, our operating results were solid and our credit profile continued to improve. We also made further progress on developing additional funding sources, which provide us more financial flexibility and support accelerating loan volumes,” he concluded.

Loan Credit Quality

•	The provision for credit losses decreased to $2.3 million in the second quarter of 2011 compared to $6.3 million in the first quarter of 2011.

•	Approximately $6.0 million of additional specific reserves were established in the second quarter of 2011, down slightly from $6.1 million in the first quarter of 2011.

•	The allowance for credit losses decreased to $78.0 million, or 4.46% of loans and 72% of NPLs, at June 30, 2011, compared to $85.7 million, or 5.02% of loans, at March 31, 2011.

•	Four new loans totaling $21.6 million were placed on non-accrual status in the second quarter of 2011 and loans totaling $29.3 million were returned to performing status.

•

Non-accruing loans declined 13% from the first quarter of 2011. At June 30, 2011, loans with an aggregate outstanding balance of $109.0 million, net of charge-offs, were on non-accrual status compared to loans with an aggregate outstanding balance of $125.1 million, net of charge-offs, at March 31, 2011. Non-performing assets, net of charge-offs, specific reserves and other adjustments were $111.8 million, or 36% of their aggregate face amount, as of June 30, 2011.

•	Non-accrual loans with an outstanding balance of $86.3 million as of June 30, 2011 were also delinquent loans.

•

Net charge-offs were $10.0 million, or 2.30% of loans on an annualized basis, in the second quarter of 2011 compared to $5.3 million, or 1.44% of loans on an annualized basis, in the first quarter of 2011.

•	Recognized a loss of $3.4 million on certain equity interests retained in connection with workouts of impaired loans. Loss was recognized as a component of non-interest income.

•

The Company owned an interest in one property, which was included in other real estate owned (“OREO”) as of June 30, 2011. It was valued at $2.8 million, net of a $0.6 million write-down taken in the second quarter.

Funding and Capital

•	Completed a new $68 million credit facility (repurchase agreement) with Macquarie Bank backed primarily by a portfolio of legacy commercial real estate loans.

•	Amended a credit facility with Wells Fargo as of July 12, 2011, increasing the size from $75 million to $125 million and extending the effective maturity by approximately three years.

•	Called the Class B notes of our 2009-1 CLO as of August 1, 2011 as the Class A notes fully amortized early due to higher than expected loan collateral prepayments.

•	Balance sheet leverage increased to 2.4x as of June 30, 2011, compared to 2.3x as of March 31, 2011, due primarily to the addition of the new facility with Macquarie Bank.

•

Total cash and equivalents as of June 30, 2011 were $159.3 million, of which $49.4 million was unrestricted. Unrestricted cash increased from approximately $36.2 million at March 31, 2011 and restricted cash increased from approximately $90.9 million to $109.9 million.

Managed and Owned Loan Portfolios

•	Total funded loan origination volume for the second quarter of 2011 was $250 million compared to $160 million in the first quarter.

•	Asset-based lending and equipment finance businesses originated $31.1 million, or 17.6% of new loan volume retained on the balance sheet.

•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 96% invested in 1st lien senior secured loans at June 30, 2011.

•

The managed loan portfolio was $2.3 billion as of June 30, 2011 (up from $2.2 billion as of March 31, 2011), reflecting the net impact of new loan origination, partially offset by prepayments and scheduled amortization of existing loans, as well as charge-offs.

•	Assets managed for the NCOF were $471.3 million at June 30, 2011, up slightly from March 31, 2011.

•	The owned loan portfolio increased by $52.5 million to $1.8 billion as of June 30, 2011 compared to March 31, 2011.

•	The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of June 30, 2011, no outstanding borrowings by a single issuer represented more than 1.6% of total loans outstanding, and the ten largest issuers comprised approximately 10.9% of the loan portfolio.

Net Interest Income / Margin

•	Net interest income before provision for credit losses increased to $20.0 million for the second quarter of 2011 compared to $18.4 million for the first quarter of 2011.

•

Net interest margin widened to 4.28% for the second quarter of 2011 compared to 4.03% for the first quarter of 2011 due primarily to increases in loan portfolio yield from new loans and repricings, as well as lower levels of non-performing assets.

•	Adjusting for the impact of non-performing loans, the loan portfolio yield would have been 44 bps higher and net interest margin would have been 4.72%.

Non-Interest Income

•	Non-interest income was a loss of $0.8 million for the second quarter of 2011 compared to a loss of $0.5 million for the first quarter of 2011.

•

Non-interest income in the second quarter of 2011 consisted primarily of a $3.4 million loss on certain equity interests retained in connection with various workouts, partially offset by a $0.5 million gain on the repurchase of debt, $0.6 million of asset management income, $0.4 million of unused fees on revolving credit commitments, and $0.3 million of agency fees.

Expenses

•	Operating expenses increased to $10.8 million in the second quarter of 2011 compared to $10.1 million in the first quarter of 2011 due primarily to higher loan workout costs.

•	The Company had 85 full-time employees as of June 30, 2011.

Income Taxes

•

Deferred tax asset increased to $48.5 million as of June 30, 2011 from $48.2 million as of March 31, 2011. The increase in the deferred tax asset was driven primarily by differences in the timing of when credit costs and equity compensation expenses are recognized according to GAAP and when they are deductible for income tax.

•	Approximately $31.3 million and $13.6 million of the deferred tax asset as of June 30, 2011 were related to our allowance for credit losses and equity compensation, respectively.

Book Value

•

Book value per share was $11.15 at the end of the second quarter 2011 up from $11.04 at the end of the prior quarter primarily due to net income for the quarter and the amortization of equity compensation into stockholders’ equity.

Share Count

•

Average diluted shares outstanding were 53.3 million shares for the quarter consistent with the prior quarter. Total outstanding shares at June 30, 2011 were 50.4 million compared to 50.5 million at March 31, 2011.

•	Repurchased 186,827 shares of common stock at an average price of $9.42 during the second quarter of 2011.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-755-7419 approximately 5-10 minutes prior to the call. International callers should dial 973-200-3080. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through August 6, 2011 by dialing 800-642-1687. International callers should call 706-645-9291. For all replays, please use the passcode 82071317. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle market. The Company specializes in providing senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisition and recapitalization, as well as, equipment purchases. NewStar originates loans and leases directly through a team of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $35 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Chicago IL, Dallas TX, Los Angeles CA, and Philadelphia, PA. For more detailed transaction and contact information, please visit our website at www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business, including our anticipated origination volume for 2011. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2010 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 with the SEC on or before August 9, 2011 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

Adjusted return on average assets means adjusted net income divided by average assets for the period. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less compensation expense related to restricted stock grants made since our inception as a private company. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 7 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010

Assets:
Cash and cash equivalents	$49,380	$36,163	$54,365	$39,970
Restricted cash	109,942	90,927	178,364	146,648
Investments in debt securities, available-for-sale	17,117	4,049	4,014	4,022
Loans held-for-sale, net	11,565	19,090	41,386	10,624
Loans and leases, net	1,646,070	1,594,998	1,590,331	1,700,354
Deferred financing costs, net	13,287	13,773	15,504	19,486
Interest receivable	7,819	7,450	6,797	7,629
Property and equipment, net	927	1,034	879	843
Deferred income taxes, net	48,502	48,236	48,093	54,905
Income tax receivable	1,718	2,966	5,435	10,731
Other assets	22,525	17,530	29,798	21,600

Total assets	$1,928,852	$1,836,216	$1,974,966	$2,016,812

Liabilities:
Credit facilities	$78,701	$78,345	$108,502	59,326
Term debt	1,180,142	1,174,821	1,278,868	1,381,398
Repurchase agreements	68,000	—	—	—
Accrued interest payable	2,169	3,678	4,014	6,179
Accounts payable	774	1,003	242	229
Other liabilities	37,773	20,588	29,161	26,190

Total liabilities	1,367,559	1,278,435	1,420,787	1,473,322
Total stockholders’ equity	561,293	557,781	554,179	543,490

Total liabilities and stockholders’ equity	$1,928,852	$1,836,216	$1,974,966	$2,016,812

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
Net interest income:
Interest income	$28,315	$26,988	$28,483	$28,218
Interest expense	8,357	8,542	9,092	9,160

Net interest income	19,958	18,446	19,391	19,058
Provision for credit losses	2,337	6,253	(768)	5,542

Net interest income after provision for credit losses	17,621	12,193	20,159	13,516

Non-interest income:
Fee income	359	575	983	343
Asset management income	626	628	664	681
Gain (loss) on derivatives	29	(4)	(92)	125
Gain (loss) on sale of loans	108	—	(3)	(113)
Gain on acquisition	—	—	5,649	—
Other income (loss)	(1,872)	(1,680)	(343)	3,727

Total non-interest income (loss)	(750)	(481)	6,858	4,763
Operating expenses:
Compensation and benefits	7,070	7,545	7,495	6,182
Occupancy and equipment	497	524	543	450
General and administrative expenses	3,251	2,080	3,192	2,911

Total operating expenses	10,818	10,149	11,230	9,543

Income before income taxes	6,053	1,563	15,787	8,736
Income tax expense	2,607	637	6,414	3,310

Net income before noncontrolling interest	3,446	926	9,373	5,426
Net income attributable to noncontrolling interest	—	—	—	(98)

Net income	$3,446	$926	$9,373	$5,328

After tax adjustments to net income:
IPO related compensation and benefits expense (1)	204	303	711	533

Adjusted net income	$3,650	$1,229	$10,084	$5,861

Net income per share:
Basic	$0.07	$0.02	$0.19	$0.11
Diluted	$0.06	$0.02	$0.18	$0.10

Weighted average shares outstanding:
Basic	48,506,818	48,545,512	48,745,084	49,822,172
Diluted	53,257,881	53,307,890	52,749,213	51,724,007

Adjusted net income per share:
Basic	$0.08	$0.03	$0.21	$0.12
Diluted	$0.07	$0.02	$0.19	$0.11

Adjusted weighted average shares outstanding:
Basic	48,506,818	48,545,512	48,745,084	49,822,172
Diluted	53,257,881	53,307,890	52,749,213	51,724,007

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Six Months Ended June 30,
($ in thousands, except per share amounts)	2011	2010
Net interest income:
Interest income	$55,303	$57,321
Interest expense	16,899	22,209

Net interest income	38,404	35,112
Provision for credit losses	8,590	32,589

Net interest income after provision for credit losses	29,814	2,523

Non-interest income:
Fee income	934	724
Asset management income	1,254	1,332
Gain on derivatives	25	143
Gain (loss) on sale of loans	108	(113)
Other income	(3,552)	7,248

Total non-interest income	(1,231)	9,334
Operating expenses:
Compensation and benefits	14,615	12,566
Occupancy and equipment	1,021	1,094
General and administrative expenses	5,331	5,676

Total operating expenses	20,967	19,336

Income (loss) before income taxes	7,616	(7,479)
Income tax expense (benefit)	3,244	(3,063)

Net income (loss) before noncontrolling interest	4,372	(4,416)
Net income attributable to noncontrolling interest	—	(187)

Net income (loss)	$4,372	$(4,603)

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	507	1,218

Adjusted net income (loss)	$4,879	$(3,385)

Net (income) loss per share:
Basic	$0.09	$(0.09)
Diluted	$0.08	$(0.09)

Weighted average shares outstanding:
Basic	48,526,058	49,880,115
Diluted	53,292,781	49,880,115

Adjusted net income (loss) per share:
Basic	$0.10	$(0.07)
Diluted	$0.09	$(0.07)

Adjusted weighted average shares outstanding:
Basic	48,526,058	49,880,115
Diluted	53,292,781	49,880,115

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
($ in thousands)	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
Performance Ratios:
Return on average assets	0.74%	0.20%	1.93%	1.05%
Return on average equity	2.46	0.67	6.76	3.94
Net interest margin, before provision	4.28	4.03	4.01	3.75
Efficiency ratio	56.32	56.49	42.78	40.23
Loan portfolio yield	6.42	6.35	6.33	5.94

Credit Quality Ratios:
Delinquent loan rate (at period end)	4.93%	6.78%	6.74%	6.63%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	—	0.49	0.50	0.65
Non-accrual loan rate (at period end)	6.23	7.33	7.98	8.04
Non-performing asset rate (at period end)	6.38	7.51	8.17	8.21
Annualized net charge off rate (end of period loans)	2.30	1.44	1.38	4.57
Annualized net charge off rate (average period loans)	2.29	1.44	1.32	4.39
Allowance for credit losses ratio (at period end)	4.46	5.02	4.99	5.53

Capital and Leverage Ratios:
Equity to assets	29.10%	30.38%	28.06%	26.95%
Debt to equity	2.36	x	2.25	x	2.50	x	2.65	x
Book value per share	$11.15	$11.04	$10.96	$10.53

Average Balances:
Loans and other debt products, gross	$1,766,172	$1,717,228	$1,782,540	$1,901,190
Interest earning assets	1,868,519	1,854,414	1,917,295	2,041,022
Total assets	1,868,190	1,861,560	1,930,917	2,039,860
Interest bearing liabilities	1,269,618	1,260,248	1,327,025	1,462,981
Equity	560,773	557,702	549,830	542,870

Allowance for credit loss activity:
Balance as of beginning of period	$85,712	$84,781	$91,468	$115,952
General provision (credit) for credit losses	(3,640)	174	(8,763)	(8,699)
Specific provision for credit losses	5,977	6,079	7,995	14,241
Net charge offs	(10,009)	(5,322)	(5,919)	(20,765)

Balance as of end of period	$78,040	$85,712	$84,781	$100,729

Supplemental Data (at period end):
Investments in debt securities, gross	$21,184	$6,393	$6,468	$6,552
Loans held-for-sale, gross	11,779	19,431	42,228	10,846
Loans held-for-investment, gross	1,748,810	1,703,473	1,698,238	1,820,985

Loans and investments in debt securities, gross	1,781,773	1,729,297	1,746,934	1,838,383
Unused lines of credit	259,029	252,318	270,793	205,740
Standby letters of credit	8,710	7,768	8,737	11,506

Total funding commitments	$2,049,512	$1,989,383	$2,026,464	$2,055,629

Loan portfolio	$1,781,773	$1,729,297	$1,746,934	$1,838,383
Loans owned by NewStar Credit Opportunities Fund	471,330	455,113	451,929	524,726

Managed loan portfolio	$2,253,103	$2,184,410	$2,198,863	$2,363,109

Loans held-for-sale, gross	$11,779	$19,431	$42,228	$10,846
Loans held-for-investment, gross	1,748,810	1,703,473	1,698,238	1,820,985

Total loans, gross	1,760,589	1,722,904	1,740,466	1,831,831
Deferred fees, net	(25,299)	(23,549)	(24,247)	(20,911)
Allowance for loan losses – general	(21,053)	(24,160)	(24,152)	(34,361)
Allowance for loan losses – specific	(56,602)	(61,107)	(60,350)	(65,581)

Total loans, net	$1,657,635	$1,614,088	$1,631,717	$1,710,978

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Six Months Ended June 30,
($ in thousands)	2011	2010
Performance Ratios:
Return on average assets	0.47%	(0.44)%
Return on average equity	1.58	(1.70)
Net interest margin, before provision	4.15	3.38
Efficiency ratio	56.40	43.69
Loan portfolio yield	6.37	5.92

Credit Quality Ratios:
Annualized net charge off rate (end of period loans)	1.86	5.13
Annualized net charge off rate (average period loans)	1.87	4.81

Average Balances:
Loans and other debt products, gross	$1,746,009	$1,948,401
Interest earning assets	1,865,547	2,094,531
Total assets	1,868,969	2,090,814
Interest bearing liabilities	1,264,959	1,514,518
Equity	559,445	545,516

Allowance for credit loss activity:
Balance as of beginning of period	$84,781	$114,470
General provision (credit) for credit losses	(3,466)	(3,944)
Specific provision for credit losses	12,056	36,533
Net charge offs	(15,331)	(46,330)

Balance as of end of period	$78,040	$100,729

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010

Performance Ratios:
Return on average assets	0.78%	0.27%	2.07%	1.15%
Return on average equity	2.61	0.89	7.28	4.33
Efficiency ratio	54.46	53.65	39.74	36.58

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$10,818	$10,149	$11,230	$9,543
Less: IPO related compensation and benefits expense (2)	358	511	798	865

Adjusted operating expenses	$10,460	$9,638	$10,432	$8,678

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Six Months Ended June 30,
($ in thousands)	2011	2010
Performance Ratios:
Return on average assets	0.53%	(0.33)%
Return on average equity	1.76	(1.25)
Efficiency ratio	54.07	39.19

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$20,967	$19,336
Less: IPO related compensation and benefits expense (2)	869	1,990

Adjusted operating expenses	$20,098	$17,346

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	June 30, 2011		March 31, 2011		December 31, 2010		June 30, 2010
Portfolio Data:
First mortgage	$253,393	14.2%	$259,070	15.0%	$264,156	15.1%	$295,883	16.1%
Senior secured asset-based	106,181	6.0	73,037	4.2	73,764	4.2	7,973	0.4
Senior secured cash flow	1,355,194	76.0	1,344,448	77.8	1,356,805	77.7	1,464,366	79.7
Other	67,005	3.8	52,742	3.0	52,209	3.0	70,161	3.8

Total	$1,781,773	100.0%	$1,729,297	100.0%	$1,746,934	100.0%	$1,838,383	100.0%

Leveraged Finance	$1,411,198	79.2%	$1,386,811	80.2%	$1,396,934	80.0%	$1,528,648	83.2%
Real Estate	271,818	15.3	277,496	16.0	282,610	16.2	309,735	16.8
Business Credit	98,757	5.5	64,990	3.8	67,390	3.8	—	—

Total	$1,781,773	100.0%	$1,729,297	100.0%	$1,746,934	100.0%	$1,838,383	100.0%